EXHIBIT f

                  (1) Depositor's Articles of Incorporation

                  (2) Depositor's Code of Regulations (By-Laws)

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                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                    THE UNION CENTRAL LIFE INSURANCE COMPANY
                   As of September 11, 2006 - Second Amendment

              FIRST The name of the Corporation shall be The Union Central Life Insurance Company.

              SECOND These Amended and Restated Articles of Incorporation amend the existing Amended Articles of Incorporation and restate them in their entirety pursuant to a Plan of Reorganization adopted by the Corporation under Sections 3913.25 to 3913.38 of the Ohio Revised Code whereby the Corporation, incorporated under the laws of the State of Ohio on February 8, 1867 will hereafter continue its corporate existence as a stock life insurance company within a mutual insurance holding company structure.

              THIRD The principal office and place of business of this Corporation shall be located in the County of Hamilton and State of Ohio, but it may establish other offices or places of business in the State of Ohio or elsewhere.

              FOURTH The business to be undertaken by and the objects and purposes of this Corporation shall be to insure the lives of persons in and out of the State of Ohio, to insure against accident to persons or sickness, temporary or permanent physical disability, to take all risks in connection with or pertaining to such insurances, to grant, purchase and dispose of annuities providing for fixed or variable benefits, or both, to set up and operate separate accounts, to carry on all of said business under either the participating or non-participating plan, or both, and do any and all other acts either permitted or not prohibited under the laws of the State of Ohio for a stock life insurance corporation.

              FIFTH The number of shares which the Corporation is authorized to have outstanding is 10,000,000 (ten million) shares, with a par value of $3.00012 per share. All shares of Common Stock, par value $.01 per share, authorized or issued before date of filing of this amendment shall be automatically converted into Common Stock, par value $3.00012 per share on such date. Effective after filing of the First Amendment, the par value of each share of Common Stock authorized or issued and outstanding shall be reduced from $3.00012 per share to $1.00 per share. At all times, a majority of the voting stock of the Corporation shall be owned by a mutual insurance holding company or all of the voting stock of the Corporation shall be owned by an intermediate holding company in compliance with the laws of the State of Ohio relating to mutual insurance holding companies. If a majority of the Corporation's voting stock is owned directly by a mutual insurance holding company, the Corporation shall not issue shares of stock, in addition to the shares issued pursuant to the reorganization plan under which the Corporation was reorganized, without the prior approval of the mutual insurance holding company as its majority shareholder. The prior approval of the mutual insurance holding company must be evidenced by a resolution of its Board of Directors of the Corporation (the "Board") prior to the issuance of the additional shares. The annual meeting of the shareholders of the Corporation shall take place on May 1 of each year at 10:00 A.M. local time at the principal offices of the corporation in Cincinnati, Ohio, or at such other date, place and time as the Board of Directors of the Corporation shall determine.

              SIXTH The Corporation, pursuant to authorization of the Board and without action by shareholders of the Corporation, may acquire, hold, sell and dispose of shares of any class of stock, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness or other securities of the Corporation (or any other corporation) in such manner, upon such terms and in such amounts as the Board may determine. In addition to the foregoing powers, the Board shall have the authority to adopt amendments to the articles determining, in whole in part, the express terms, within the limits set forth in chapter 1701 of the Ohio Revised Code, of any class of shares before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. The shareholders of the Corporation shall have no
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    preemptive rights and specifically shall not have the right to purchase shares which are offered or sold for cash of the same class to purchase such shares in proportion to the respective shares of such class.

              SEVENTH The corporate powers of the Corporation shall be exercised by and its business and affairs shall be under the control of a Board of eleven (11) directors unless this number is changed by the vote of at least two-thirds (2/3) of the directors in office. The directors may increase the number to not more than fifteen (15) persons and may decrease the number to not less than nine (9) persons. Any Director's Office created by the directors by reason of an increase in their number may be filled by action of a majority of the directors in office. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. Not more than five (5) directors may be officers of the Corporation. The directors shall be elected at the annual meeting of the shareholders by the shareholders of the Corporation entitled to vote thereon and shall serve until their successors are elected and qualified. The Board shall have the authority to fill any vacancy in the Board for the unexpired term.

           EIGHTH The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. Officers shall be elected by the Board at the first meeting of the Board taking place after the annual meeting of stockholders, or as soon thereafter as the election may be conveniently held. The Board may elect or appoint other officers with appropriate titles. Officers shall be elected by the Board at its first meeting held in each calendar year and shall hold their respective offices for one year or until their successors are elected and qualified. Any officer may be removed or suspended at any time without cause and without notice by an affirmative vote of the majority of the whole Board. Any two offices except the offices of President and Vice President may be filled by the same person; except that no person may occupy the office of President and Secretary at the same time. Vacancies shall be filled by the Board. The Board may elect a Chairman of the Board if it so desires, otherwise the President shall serve as Chairman of the Board.

           NINTH The Corporation shall, to the fullest extent permitted by the provisions of the Ohio Revised Code, as the same may be amended and supplemented, indemnify and hold harmless any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified hereunder may be entitled and this indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           TENTH The power to alter, amend or repeal the Code of Regulations of this Corporation shall be vested in the Board.

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                              AMENDED AND RESTATED
                               CODE OF REGULATIONS
                            AS OF SEPTEMBER 30, 2006

                    THE UNION CENTRAL LIFE INSURANCE COMPANY

                                   ARTICLE I.

                             SHAREHOLDERS' MEETINGS

         Section 1.01. Annual Meeting: The annual meeting of shareholders shall be held at the time and place fixed in the Corporation's Articles of Incorporation. Special meetings of the shareholders may be held upon call by the affirmative vote of a majority of the Board of Directors of the Corporation (the "Board").

         Section 1.02. Proxies: Shareholders may vote in person or by proxy.

         Section 1.03. Notice: Notice of shareholders meetings shall be given to each shareholder by personal delivery to such shareholder or depositing it in the mail addressed to such shareholder as its address appears on the books of-the Corporation not less than thirty days and no more than 60 days prior to the date of the meeting.

         Section 1.04. Quorum: The shareholders of record owning a majority of the outstanding shares of common stock of the Corporation, present in person or by proxy at any shareholders meeting duly convened, shall constitute a quorum and the votes of a majority thereof (assuming a quorum is present) shall be sufficient to take any action that might properly be taken at a meeting of shareholders.

         Section 1.05. Nominations: At its meeting in February of each year, or on such other date as determined by the Board, the Board shall nominate qualified persons for election as directors to fill vacancies created by the expiration of terms of office, of those directors whose terms expire at the annual meeting of shareholders to be held that year. Any vacancy in such list of nominees that is caused by death, resignation or removal may be filled by the Board at any time prior to such meeting of shareholders. No person shall be nominated to serve as a director after he or she has attained age 72.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

         Section 2.01. Meetings: The Board shall hold four (4) regular meetings per calendar year on the third Friday of each February, May, August and November, or at such other date or dates as it may fix. The Chief Executive Officer may convene a special meeting of the Board at any time and shall be required so to do at the request of the Executive Committee or of any five members of the Board. A majority of the directors then in office shall constitute a quorum of the Board for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present is an act of the Board.

         Section 2.02. Notices: Notice of any meeting of the Board shall be given to each director by personal delivery to him or by depositing it in the mail addressed to him as his address appears on the books of the Corporation not less than four days prior to the date of the meeting, but such notice may be waived by any director in writing.

         Section 2.03. Insurance Operations: The Board shall adopt such plans of insurance, rates of premiums and regulations on the subject of insurance as it may deem proper.


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The Board shall provide from the funds of the Corporation:

FIRST

         To pay the necessary expenses of conducting the business of the Corporation, and all approved policy claims. The compensation of each officer and employee whose name and compensation are required to be reported in any schedule to the Corporation's Annual Statement shall be recommended to the Board by the Chief Executive Officer or by a salary committee selected by the Board and shall be fixed by the Board. The compensation of all other officers and employees shall be fixed by the Chief Executive Officer.

SECOND

         To establish and perpetuate the Reserve Funds required by law.

THIRD

         To establish and perpetuate Surplus Funds in such amounts as may, in the judgment of the Board, be necessary for the security of the Corporation.

FOURTH

From the profits arising from the business of the Corporation, after the provisions have been made as provided by, this Article, the Board shall declare annually a dividend to the participating policyholders, according to the kind and class of each policy, which shall be applied according to the terms and conditions of the policy.

         Section 2.04. Term: The directors shall be elected at the annual meeting of the shareholders by the shareholders of the Corporation entitled to vote thereon and shall serve until their successors are elected and qualified. A director who attains the age of 72 shall resign or be removed not later than the next annual meeting of the shareholders occurring after his or her 72nd birthday. No inside director shall serve as a director after such inside director is no longer a full-time employee of the Corporation or any of its subsidiaries or affiliates. An "inside director" shall mean a director of The Union Central Life Insurance Company or any of its subsidiaries or affiliates, who is a full-time employee of the Corporation or any of its subsidiaries or affiliates, except that Mr. Larry R. Pike may continue as an Inside Director until his retirement from the Board pursuant to the second sentence of this
Section 2.04.

                                  ARTICLE III.

                               EXECUTIVE COMMITTEE

         Section 3.01. Executive Committee: A majority of the whole Board may adopt a resolution designating an Executive Committee of not less than five nor more than eight directors who shall hold their offices at the pleasure of the Board, which Executive Committee shall have and exercise during the interim between the meetings of the Board all of the authority of the Board in the management of the Corporation. The Board, or the Executive Committee during the interim between the meetings of the Board, may appoint such other committees as the business of the Corporation may require. The Board shall designate the Chairman and may designate a Vice Chairman of the Executive Committee. The Secretary of the Corporation shall be the Secretary of the Executive Committee.

         Section 3.02. Meetings: The Executive Committee shall meet regularly upon such days as it may select, but the Chairman of the Executive Committee, if deemed desirable, may cancel any such regular meeting. The Committee shall also meet at any other time at the call of the Chief Executive Officer. A majority of the Executive Committee shall constitute a quorum. Any director may be designated by the Chief Executive Officer or by the members of the Executive Committee present at any meeting to serve on the Executive Committee at that meeting. The Executive Committee shall keep a record of its transactions and report them at the regular meetings of the Board.

                                   ARTICLE IV.

                             DUTIES OF THE OFFICERS

         Section 4.01. Chief Executive Officer: The Board shall elect a President and may elect a Chairman of the Board. It shall assign the duties to be performed by each and shall designate one of them to be Chief Executive Officer (who may also be President and/or Chairman of the Board). The Chief Executive Officer shall have general supervision and control of the business of the Corporation and shall assign the duties of all other officers and all employees, each of whom shall act under his direction.

         Section 4.02. Chairman: If the Board elects a Chairman of the Board, the Chairman of the Board shall preside at meetings of the Board, act as a consultant to the Chief Executive Officer and perform such other duties as may be assigned to him by the Board.

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         Section 4.03. Vice Presidents: The Vice Presidents, under the direction of the Chief Executive Officer, shall assist in the management of the Corporation and perform such duties as may be assigned to them.

         The President and Chairman shall act for each other in the absence of one of them, and in the event both are absent at the same time, the Chief Executive Officer shall designate a Vice President to act for him; otherwise, the Vice Presidents in the order in which they are listed for election at the most recent election of officers of the Corporation, and in their absence the Secretary, shall act in his place and perform the duties of his office.

         Section 4.04. Secretary: The Secretary shall keep the minutes of meetings of shareholders and of the Board and of Committees and record them in books kept for that purpose; shall keep all corporate records and archives and shall perform such other duties as may be assigned to him.

         Section 4.05. Treasurer: The Treasurer shall perform the usual duties of such office and such other duties as may be assigned to him or her.

                                   ARTICLE V.

                            EXECUTION OF INSTRUMENTS

         Section 5.01. Instruments: The President, the Chairman, any Vice President, any Second Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, shall have authority to execute in the name of and on behalf of the Corporation all deeds, mortgages, powers of attorney, waivers of service, leases, contracts, bonds, full or partial assignments and releases of mortgages, deeds of trust, vendors' liens, judgments tax certificates, certificates of purchase or other securities, and any and all other instruments that are necessary or proper to be executed in the transaction of the Corporation's business, and to affix the Corporation's seal thereto when necessary. The Board may authorize other officers and non-officer employees to execute instruments and to affix the Corporation's seal thereto.

                                   ARTICLE VI.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 6.01. Indemnification: The Corporation shall, to the fullest extent permitted by the provisions of the Ohio Revised Code, as the same may be amended and supplemented, indemnify and hold harmless any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal. administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified hereunder may be entitled and this indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII.

                                  CAPITAL STOCK

         Section 7.01. Certificates of Stock, Uncertificated Shares: The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Articles of Incorporation and this Code of Regulations.

         Section 7.02. Signatures: Facsimile: All signatures on the certificate referred to in Section 7.01 of these By-Laws may be in facsimile, engraved, or printed in form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be

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such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         Section 7.03. Lost Stolen or Destroyed Certificates: The Board may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 7.04. Transfer of Stock: Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to division (A) of section 1701.25 of the Ohio Revised Code. Subject to the provisions of the Articles of Incorporation and this Code of Regulations, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

         Section 7.05. Registered Shareholders: Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if. when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

                                  ARTICLE VIII.

                                    AMENDMENT

         Section 8.01. Amendment: These Code of Regulations may be amended at any regular or special meeting of the Board by a majority of all the directors or in a writing signed by all the directors, provided, however, that the Board may not amend or alter Article VI or this Section 8.01 of these Code of Regulations, and such Article and Section may be amended or altered only by the affirmative vote of two-thirds of the Corporation's shareholders present and voting at any annual or special meeting of shareholders.


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